                                                                     EXHIBIT 5.1

                     Troop Meisinger Steuber & Pasich, LLP
                                    lawyers

                                August 27, 1997




Signature Eyewear, Inc.
498 North Oak Street
Inglewood, CA 90302

Ladies/Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by Signature Eyewear, Inc., a California corporation (the "Company"), in order to register under the Securities Act of 1933 (the "Act"), 1,600,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company (the "Company Firm Shares"), 200,000 shares of Common Stock of certain selling shareholders (the "Selling Shareholder Firm Shares"), a warrant to purchase up to 180,000 shares of Common Stock to be issued to the Representatives of the Underwriters (the "Representatives' Warrant"), 180,000 shares of Common Stock underlying the Representatives' Warrant (the "Underlying Shares"), up to an additional 67,500 shares of Common Stock of the Company (the "Company Option Shares") and 202,500 shares of Common Stock of certain selling shareholders (the "Selling Shareholder Option Shares" and together with the Selling Shareholder Firm Shares, the "Selling Shareholder Shares") subject to the Underwriters' over-allotment option, and any additional shares of Common Stock of the Company which may be registered pursuant to Rule 462(b) under the Act (together with the Company Firm Shares and the Company Option Shares, the "Company Shares").

     We are of the opinion that the Company Shares have been duly authorized and upon issuance and sale of the Shares in conformity with and pursuant to the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

     We are of the opinion that the Selling Shareholder Shares have been duly authorized and are validly issued, fully paid and non-assessable.

     We are of the opinion that the Representatives' Warrant has been duly authorized and upon issuance and sale of the Representatives' Warrant in conformity with and pursuant to the Registration Statement, the Representatives' Warrant will be validly issued, fully paid and non-assessable.

Signature Eyewear, Inc.
August 27, 1997
Page 2


     We are of the opinion that the Underlying Shares have been duly authorized and, upon exercise and payment of the exercise price therefor in accordance with the terms of the Representatives' Warrant, will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to use of our name in the Prospectus constituting a part thereof.

                         Respectfully submitted,

                         /s/ Troop Meisinger Steuber & Pasich, LLP

                         TROOP MEISINGER STEUBER & PASICH, LLP